December 16, 2010

Geeknet Names Kathryn McCarthy as Chief Financial Officer

MOUNTAIN VIEW, Calif., Dec. 16, 2010 (GLOBE NEWSWIRE) — Geeknet, Inc. (Nasdaq:GKNT), the online network for the global geek community, today announced that it has named Kathryn McCarthy as Executive Vice President and Chief Financial Officer, effective as of January 4, 2011. In addition to her duties as CFO, Kathryn will be responsible for corporate strategy, and she will be part of the Office of the Chief Executive Officer at the company's corporate headquarters in Fairfax, VA. The board of directors of Geeknet created the Office of the Chief Executive Officer on December 14, 2010. It includes Kathryn, Scott Collison, President and Chief Executive Officer of Media, and Caroline Offutt, President and Chief Executive Officer of ThinkGeek, all reporting to Ken Langone, Executive Chairman and CEO of Geeknet. As previously disclosed, Patty Morris will remain with Geeknet until March 1, 2011, in a transition role.
For 18 years prior to joining Geeknet, Inc., Kathryn was with GE, where she was named a Company Officer in 2003. As Vice President and CFO of GE Healthcare in London, UK, she partnered with the CEO to deliver global growth, reduce costs and support mergers and acquisitions and integration activities. As Vice President of the GE Audit Staff, she led global audits and reported frequently to the Audit Committee and the Board of Directors. Previously, she was CFO of GE Transportation Systems and held leadership positions within GE Plastics in Europe and the US. She graduated from the GE Financial Management Program and holds a Bachelor of Business Administration from the University of Massachusetts.
"We are very pleased to have Kathryn join the team. She brings a depth and breadth of financial leadership that is critical to our continued growth and success," said Ken Langone, Executive Chairman and CEO of Geeknet. "With Kathryn as part of the leadership team, we remain focused on growing top line revenue and increasing profitability."
About Geeknet, Inc.
Geeknet is the online network for the global geek community. Our sites include SourceForge, Slashdot, ThinkGeek, Geek.com, and freshmeat. We serve an audience of over 57 million users* each month and provide the tech-obsessed with content, culture, connections, commerce, and all the things that geeks crave. Want to learn more? Check out geek.net.
(*November 2010 Unique Visitors 57.9M. Source: Google Analytics and Omniture)
Geeknet is a trademark of Geeknet, Inc. SourceForge, Slashdot, ThinkGeek, Geek.com, and freshmeat are trademarks of Geeknet, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding the growth strategies and prospects for our online media and e-commerce businesses and the ability of our executives to implement such strategies. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: our ability to achieve and sustain higher levels of revenue and profitability. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2009 and our quarterly report on Form 10-Q for the period ending September 30, 2010, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

CONTACT:  The Blueshirt Group
Investor Relations Contact:  Todd Friedman  todd@blueshirtgroup.com
Stacie  Bosinoff   stacie@blueshirtgroup.com
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